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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Accelerated Networks, Inc.

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2001 relating to the consolidated financial statements and consolidated financial statement schedule of Accelerated Networks, Inc., which appear in Accelerated Networks Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP
Century City, California
October 22, 2001